Lueder, Larkin & Hunter, LLC
ALTA Universal ID:
12345 Veterans Memorial Highway
Douglasville, GA 30134

File No./Escrow No.:	GA-DG-26-0430-PUR
Print Date & Time:	June 01, 2026 1:10 pm
Officer/Escrow Officer:	Heather M. Ison
Settlement Location:	12345 Veterans Memorial Highway Douglasville, GA 30134
Property Address:	8679 Ashley Way Douglasville, GA 30134
Borrower:	XLTG Corp 2498 James Road Douglasville, GA 30135
Seller:	Landa App LLC - 8679 Ashley Way Douglasville GA LLC 996 Greenwood Avenue NE Atlanta, GA 30306
Lender:	New American Funding LLC
Settlement Date :	June 01, 2026
Disbursement Date :	June 01, 2026

Seller		Description	Borrower	
Debit	Credit		Debit	Credit
		Financial		
	113,000.00	Sale Price of Property	113,000.00	
		Deposit		1,000.00
		Loan Amount		90,400.00
		Prorations/Adjustments		
846.40		County Taxes 01/01/26-05/31/26		846.40
		Loan Charges to New American Funding LLC		
		% of Loan Amount (Points)	1,751.05	
		Lender Fee	1,629.00	
		Appraisal - Property Data Report	120.00	
		Appraisal Fee $520.00 paid outside closing by Borrower		
		Credit Report Fee	285.00	
		Flood Cert Fee	5.75	
		Tax Service	90.00	
		Verification Services	450.00	

Seller		Description	Borrower	
Debit	Credit		Debit	Credit
		Loan Charges to New American Funding LLC (continued)		
		Prepaid Interest $18.88 per day from 06/01/26 to 07/01/26 New American Funding LLC	566.40	
		Other Loan Charges		
		E-Recording Service/Review Fee to ePN/ Lueder, Larkin & Hunter, LLC	20.00	
		Impounds		
		Homeowner's Insurance to New American Funding LLC 4.000 Months at $86.53/month	346.12	
		Property Taxes to New American Funding LLC 11.000 Months at $170.49/month	1,875.39	
		Aggregate Adjustment to New American Funding LLC		432.65
		Title Charges and Escrow/Settlement Charges		
		Buyer/Borrower Post Closing Fee to Lueder, Larkin & Hunter, LLC	125.00	
		Closing Fee (Purchase) to Lueder, Larkin & Hunter, LLC	750.00	
		CPL to Chicago Title Insurance Company	50.00	
		Lender's Title Insurance to Windward Title, LLC Coverage: $90,400.00 Premium: $200.00 Version:	200.00	
125.00		Seller Post-Closing Fee to Lueder, Larkin & Hunter, LLC		
		Title Binder to Lueder, Larkin & Hunter, LLC	125.00	
		Title Exam/Review to Lueder, Larkin & Hunter, LLC	275.00	
		Owner's Title Insurance to Windward Title, LLC Coverage: $113,000.00 Premium: $732.15 Version:	732.15	
		Government Recording and Transfer Charges		
		Recording Fees to Clerk of Superior Court	50.00	
		GRMA Fee to State of Georgia	10.00	
		Intangible Tax to Clerk of Superior Court	271.50	
		Transfer Tax to Clerk of Superior Court	113.00	

Seller		Description	Borrower	
Debit	Credit		Debit	Credit
		Payoffs		
90,612.26		Payoff of First Mortgage Loan to Shellpoint Loan Payoff 90,530.57 Additional Interest (From 05/30/26 To 06/01/26 @ 11.670000 Per Diem) plus 5 Extra Days 81.69 Total Payoff 90,612.26		
		Miscellaneous		
		Homeowner's Insurance Premium 12 months	1,038.38	

Seller			Borrower	
Debit	Credit		Debit	Credit
91,583.66	113,000.00	**Subtotals**	123,878.74	92,679.05
		Due from Borrower		31,199.69
21,416.34		**Due to Seller**		
113,000.00	113,000.00	**Totals**	123,878.74	123,878.74